EXHIBIT 99.1

ROSETTA RESOURCES INC. ANNOUNCES
YEAR END 2008 FINANCIAL CONFERENCE CALL

HOUSTON, February 19, 2009 (GlobeNewswire) -- Rosetta Resources Inc. (“Rosetta”)(Nasdaq:ROSE) today announced it will hold its 2008 year end results conference call on Monday, March 2, 2009. The call will be hosted by Randy L. Limbacher, Rosetta’s President and Chief Executive Officer, and will cover the year end 2008 financial and operating results as well as an updated outlook.  The conference call will broadcast live over the internet.

What: Rosetta Resources Inc. 2008 Year End Conference Call

When: Monday, March 2, 2009, at 10:00 a.m. Central, 11:00 a.m. Eastern

Where: http://www.rosettaresources.com

How: Conference Call - Dial (877) 681-3372 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from 1:00 p.m. Central on March 2, 2009 through 12:00 a.m. Central on March 9, 2009, by dialing (888) 203-1112, or for international (719) 457-0820, and entering conference code 4262476. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Its operations are concentrated in South Texas, the Rocky Mountains and the Sacramento Basin of California. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

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Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com